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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-108859

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 29, 2003)

9,500,000 Shares

Nektar Therapeutics

Common Stock

        This is a public offering of common stock of Nektar Therapeutics. We are offering 9,500,000 shares of our common stock. Our common stock is traded on the Nasdaq National Market under the symbol "NKTR". On March 8, 2004, the last reported sale price of our common stock on the Nasdaq National Market was $22.13 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-5 of this prospectus supplement.

	Per Share	Total
Price to public	$21.00	$199,500,000
Underwriting discounts and commissions	$0.29	$2,755,000
Proceeds, before expenses, to Nektar Therapeutics	$20.71	$196,745,000

        We have granted the underwriter the right to purchase up to 1,425,000 additional shares of our common stock to cover over-allotments.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

        Lehman Brothers expects to deliver the shares of common stock on or about March 12, 2004.

LEHMAN BROTHERS

March 8, 2004

Prospectus Supplement

Prospectus

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information that we have previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of the date of the applicable document. The descriptions set forth in this prospectus supplement replace and supplement, where inconsistent, the description of the general terms and provisions set forth in the accompanying prospectus.

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell the common stock and are not soliciting an offer to buy the common stock in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

        All Nektar brand and product names are trademarks or registered trademarks of Nektar Therapeutics, in the United States and other countries. All other trade names, trademarks and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders. We do not intend our use or display of other parties' trade names, or trademarks or service marks to imply a relationship with, or endorsement or sponsorship of, us by these other parties.

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PROSPECTUS SUPPLEMENT SUMMARY

        This is only a summary of the prospectus supplement. You should read the entire prospectus supplement and accompanying prospectus, including "Risk Factors" and our consolidated financial statements and related notes, as well as the documents incorporated by reference in this prospectus supplement and accompanying prospectus, before making an investment decision. Unless otherwise expressly stated or the context indicates otherwise, all references to "Nektar," "we," "our," "ours" and "us" refer to Nektar Therapeutics and its consolidated subsidiaries.

Nektar Therapeutics

        Nektar Therapeutics is in the business of improving therapeutics through improved drug delivery. Each of our three technology platforms has the ability to enhance therapeutics based on the technology and the particular application of the technology.

        We are working to become one of the world's leading drug delivery products based companies by providing a portfolio of technologies and expertise that is intended to enable us and our pharmaceutical and biotechnology partners to improve drug performance throughout the drug development process.

        Our mission is to provide drug delivery technologies that enable the development and manufacture of superior therapeutics that make a difference in patients' lives. Primarily, we want to partner with pharmaceutical and biotechnology companies seeking to improve and differentiate their marketed products as well as the products in their pipelines. In addition to our partner-funded programs, we have started applying our technologies independently through internal early-stage product development efforts.

        Our technologies are designed to improve either the performance of a drug molecule (e.g., bioavailability, safety, efficacy, stability, targeting, etc.) or how the drug is delivered (e.g., enabling new dosage form or delivery profile that improves how the therapeutic can treat patients). We currently have three technology platforms:

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  Nektar Advanced PEGylation Technology—using advanced PEGylation (covalent chemical attachment of polyethylene glycol, or PEG, chains to drug substances) and PEG-based delivery systems to enhance the efficacy and performance of several drug classes, including macromolecules such as peptides and proteins, smaller sized molecular compounds and other drugs. Nektar Advanced PEGylation Technology has been approved for use in five products in the U.S. and in another product approved only in Europe.

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  Nektar Pulmonary Technology—using our pulmonary expertise in drug formulation and inhalers for systemic and local lung therapies. Nektar Pulmonary Technology is focused on the formulation of molecules and delivery devices for inhalation. Through this technology we are working to improve or enable drug delivery and improve therapeutic outcomes for large and small molecules for systemic and local lung therapies.

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  Nektar Supercritical Fluid Technology—using a single step particle formulation process that is intended to yield consistent powder particles that can be incorporated into a final dosage form such as tablets or capsules. Nektar Supercritical Fluid Technology uses proprietary particle engineering methods designed to develop drug formulations to obtain precision and consistency in particle formulation or to develop beneficial new formulations, including taste-masking of products and improving the bioavailability of products.

        Our strategy is to enable our pharmaceutical and biotechnology partners' drugs through partner-funded programs, and to selectively fund internal early-stage proprietary products with a view to finding a pharmaceutical or biotechnology company partner prior to late stage clinical development. Our goal is to leverage our technology investments over a large pipeline that allows us to realize value by advancing our partners' and our proprietary products. As we identify the technologies and markets in which we see opportunities to establish leadership positions, we intend to continue to develop or acquire technologies intended to capitalize on such opportunities.

        We currently have collaborations ongoing with more than 25 biotechnology and pharmaceutical companies, of which 21 are announced. Our product pipeline includes 5 products approved in the United States, 1 additional product approved in Europe, 4 products in Phase III trials, and 12 products in Phase I and Phase II trials.

The Offering

Common stock offered by Nektar	9,500,000 shares
Over-allotment option	Up to 1,425,000 shares that may be purchased by the underwriter solely to cover over-allotments.
Approximate number of shares of common stock outstanding immediately after this offering	70,570,266 shares
Use of proceeds
We estimate that we will receive net proceeds of approximately $196,245,000 ($225,756,750 if the underwriter exercises its over-allotment option in full) from the sale of 9,500,000 shares of common stock that we are offering, after deducting the underwriting discounts and commissions and estimated expenses payable by us. We anticipate using the net proceeds from this offering for general corporate purposes, which may include: investing in or accelerating various product development programs, including Exubera; undertaking potential acquisitions; developing technologies; and retiring our outstanding debt. See "Use of Proceeds" below.
Nasdaq National Market symbol	NKTR

        You should carefully review the information appearing under the caption "Risk Factors" in this prospectus supplement.

        We have never declared or paid any cash dividends on our common stock. We intend to retain our funds to finance the growth and development of our business and do not anticipate paying any cash dividends in the foreseeable future.

        The number of shares to be outstanding after this offering is based on our shares outstanding as of February 29, 2004 and assumes that the underwriter's over-allotment option is not exercised. As of February 29, 2004, we had 61,070,266 shares of common stock outstanding, excluding:

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  14,448,446 shares of common stock subject to outstanding options at a weighted average exercise price of $16.57 per share;

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  56,000 shares of common stock issuable upon exercise of warrants outstanding at a weighted average price of $17.79 per share;

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  17,111,704 shares of common stock issuable upon conversion of our outstanding convertible subordinated notes and debentures as well as our outstanding convertible preferred stock; and

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  4,428,825 shares available for future grant under our stock option plans and employee stock purchase plans.

Recent Developments

Proposed Redemption of Convertible Subordinated Notes due 2010

        On March 8, 2004, we announced our intention to call all of our 3.0% convertible subordinated notes due 2010 for redemption at a redemption price equal to 100% of the principal amount of such notes, plus accrued and unpaid interest to the redemption date. As of February 29, 2004, we had $133.3 million principal amount of 3.0% convertible subordinated notes due 2010 outstanding. The notes are currently convertible, at the option of the holders, into shares of our common stock at a conversion price of $11.35 per share, equivalent to a conversion rate of approximately 88.1057 shares per $1,000 principal amount of the notes. Because the last reported sale price of our common stock on the Nasdaq National Market on March 8, 2004 was $22.13 per share, which is in excess of the conversion price, we expect that the holders of the 2010 notes would convert the notes into common stock instead of allowing us to redeem them for cash. Assuming all of the 2010 notes outstanding as of February 29, 2004 were converted into common stock, we would be required to issue approximately 11.7 million shares of our common stock. In addition, we would be required to pay the holders of the 2010 notes an aggregate of approximately $10.0 million in cash or common stock under the terms of the 2010 notes.

Exubera

        On March 4, 2004, we reported that Pfizer Inc. and Aventis announced that the European Medicines Evaluation Agency, or EMEA, has accepted the filing of a marketing authorization application for Exubera. The filing was submitted by Pfizer and Aventis. Exubera is a dry powder form of insulin that is inhaled into the lungs prior to eating. Inhaled insulin closely mimics the normal physiological insulin response to meals, by quickly being absorbed into the bloodstream to reduce meal-related spikes in glucose levels. Pfizer and Aventis are seeking approval to market Exubera for adult patients with type 1 and type 2 diabetes. The two companies have been working with the U.S. Food and Drug Administration, or FDA, to determine the appropriate timing for submission of the Exubera new drug application in the U.S. The determination of when, if ever, to file for marketing approval in the U.S. or any other market will be made by Pfizer at its discretion.

RISK FACTORS

        An investment in the common stock offered by this prospectus supplement involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus supplement and the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to purchase our common stock. Any of the following factors could materially and adversely affect our business, operating results or financial condition. In that case, the value of our common stock could decline and you may lose part or all of your investment.

Risks Relating to Our Business

If our collaborative partners that we depend on to obtain regulatory approvals and commercialization of our products are not successful, or if such collaborations fail, then our product development or commercialization of our products may be delayed or unsuccessful.

        Because we are in the business of developing technology for improving drug formulations and methods for drug delivery, and licensing these technologies to companies that make and sell drugs, we do not have the people and other resources to do the following things:

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  synthesize active pharmaceutical ingredients to be used as medicines;

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  design and conduct large scale clinical studies;

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  prepare and file documents necessary to obtain government approval to sell a given drug product; or

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  market and sell our products when and if they are approved.

        When we sign a collaborative development agreement or license agreement to develop a product with a drug or biotechnology company, the drug or biotechnology company agrees to do some or all of the things described above.

        Reliance on collaborative relationships poses a number of risks, including:

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  the potential inability to control whether and the extent to which our collaborative partners will devote sufficient resources to our programs or products;

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  disputes which may arise in the future with respect to the ownership of rights to technology and/or intellectual property developed with collaborative partners;

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  disagreements with collaborative partners which could lead to delays in or termination of the research, development or commercialization of product candidates, or result in litigation or arbitration;

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  the potential for contracts with our collaborative partners to fail to provide significant protection or to be effectively enforced if one of these partners fails to perform. Collaborative partners have considerable discretion in electing whether to pursue the development of any additional products and may pursue alternative technologies or products either on their own or in collaboration with our competitors;

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  the potential for collaborative partners with marketing rights to choose to devote fewer resources to the marketing of our products than they do to products of their own development;

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  risks related to the ability of our collaborative partners to pay us; and

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  the potential for collaborative partners to terminate their agreements with us unilaterally for any or no reason.

        Given these risks, there is a great deal of uncertainty regarding the success of our current and future collaborative efforts.

        We have entered into collaborations in the past that have been subsequently terminated. If other collaborations are suspended or terminated, our ability to commercialize certain of our other proposed products could also be negatively impacted. If these efforts fail, our product development or commercialization of products could be delayed and our financial position and results of operations would be significantly harmed.

If Pfizer does not file an NDA for approval of Exubera in the U.S., if the FDA or the EMEA does not timely approve any NDA or equivalent European regulatory submission for Exubera, or if our collaboration with Pfizer is discontinued prior to the commercial launch of Exubera, then our financial position and results of operations will be significantly harmed.

        We are developing with Pfizer an inhaleable version of insulin, Exubera, for the treatment of Type 1 and Type 2 diabetes that will be administered using our Pulmonary Technology. Exubera is currently in extended Phase III clinical trials. We currently depend on Pfizer as the source of a significant portion of our revenues. For each of the years ended December 31, 2003 and 2002, revenue from Pfizer accounted for 59% of our revenue. In March 2004, Pfizer and Aventis announced that the EMEA has accepted the filing of a marketing authorization application for Exubera. However, there can be no assurance that Exubera will be approved for marketing or commercial use in the European Union ("E.U.") Delays in the filing with the FDA of a new drug application ("NDA") for Exubera will result in a delay in marketing approval in the U.S., and there can be no assurance that even if the NDA submission is filed, Exubera will be approved for marketing and commercial use in the U.S. Among the factors that may delay the filing or approval of the NDA, the approval by the EMEA to market Exubera in the E.U., or the commercial launch of Exubera in the U.S. or the E.U., or that may impact a decision to proceed at all with respect to any of the foregoing, are the following:

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  Pfizer is currently conducting studies to generate controlled long-term safety data with respect to Exubera, in particular its effect on lung function, and the results of the studies may impact the filing of regulatory submissions or regulatory approvals.

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  Pfizer and its partner, Aventis, have been working with the FDA to determine the appropriate timing for submission of the Exubera NDA in the U.S. The results of any discussions with the FDA with respect to the requirements for and timing of the submission of an NDA may impact the filing or approval of the NDA.

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  We may experience difficulties with respect to the processing of the dry powder formulation of inhaleable insulin, and the filling and packaging of the inhaleable insulin powder for Exubera. We may not be able to transfer the filling and packaging technology to Pfizer for the large scale commercial production of Exubera.

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  We, with our contract manufacturers, may experience difficulties with respect to the production of the pulmonary inhaler device for Exubera, including the design, scale up and automation of the commercial manufacture of the pulmonary inhaler device for Exubera, and any such difficulties may delay the filing and approval of the NDA or the approval to market in the E.U. Our contract manufacturers may also experience difficulties with respect to manufacturing the device in high volumes for commercial use.

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  Pfizer may elect for marketing or other reasons, to delay or not proceed with the filing of regulatory submissions for Exubera, or if approved following any such filing, the commercial launch of Exubera.

        The determination as to whether or when an NDA is filed with respect to Exubera will be made by Pfizer in its discretion. If the filing or approval of the NDA is substantially delayed beyond the internal estimates we have made for purposes of budgeting and resource allocation, we may not have the financial ability to continue supporting the Exubera program or be able to meet our contractual obligations relating to the commercial launch of Exubera. In the event of any such delay, we may also elect to divert resources away from Exubera related activities or otherwise reduce our activities relating to the Exubera program. Any material delay in the filing for regulatory approval or material delay in receiving regulatory approval (which in some countries includes pricing approval), or failure to receive regulatory approval for Exubera at all, would affect our contract research revenue from Pfizer, may result in the payment by us of substantial reimbursements to the contract manufacturers of our proprietary inhaler device with respect to the capital they have deployed in support of such activity, and would significantly harm our financial position and results of operations. Furthermore, should the collaboration with Pfizer be discontinued, our financial position and results of operations may be substantially harmed.

If we fail to establish future successful collaborative relationships, then our financial results may suffer and our product development efforts may be delayed or unsuccessful.

        We intend to seek future collaborative relationships with pharmaceutical and biotechnology partners to fund some of our research and development expenses and to develop and commercialize potential products. Further, we anticipate that the timing of drug development programs under existing collaborative agreements with our partners will continue to affect our revenues from such agreements. We may not be able to negotiate acceptable collaborative arrangements in the future, and any arrangements we do negotiate may not be successful. If we fail to establish additional collaborative relationships, we will be required to undertake research, development, marketing, and manufacturing of our proposed products at our own expense or discontinue or reduce these activities.

If we are unable to establish successful collaborative relationships for our early-stage proprietary product development, then our financial results may suffer and our product development efforts may be delayed or unsuccessful.

        We intend to seek future collaborative relationships with pharmaceutical and biotechnology partners to fund some clinical trials and other development expenses associated with the development and commercialization of products developed through our Proprietary Products Group. We may not be able to negotiate acceptable collaborative arrangements in the future with respect to these products, and any arrangements we do negotiate may not be successful. If we fail to establish these collaborative relationships, we will have expended significant funds of our own in developing these products, and not get a return on our investment. We may then be required to undertake further development, marketing, and manufacturing of these products at our own expense or discontinue or reduce these activities altogether. As a result, failure to establish successful collaborative relationships for these products with pharmaceutical and biotechnology partners will cause our financial results to suffer and delay or terminate the development of such products.

If our drug delivery technologies are not commercially feasible, then our revenues and results of operations will be impacted negatively.

        We are in an early stage of development with respect to many of our products. There is a risk that our technologies will not be commercially feasible. Even if our technologies are commercially feasible, they may not be commercially accepted across a range of large and small molecule drugs. We have tested 13 drug formulations based on our Pulmonary Technology in humans. None of the products using our Pulmonary Technology have been approved for marketing; Exubera is in Phase III and some other products are in Phase I clinical trials. Our Advanced PEGylation Technology has been incorporated in five products that the FDA has approved for marketing and one additional product approved in Europe, and 11 others are in clinical trials. Our Supercritical Fluid Technology is also primarily in an early stage of feasibility. Our potential products require extensive research, development and preclinical and clinical testing. Our potential products also may involve lengthy regulatory reviews and require regulatory approval before they can be sold. We do not know if, and cannot provide assurance that, any of our potential products will prove to be safe and effective, accomplish the objectives that we and our collaborative partners are seeking through the use of our technologies, meet regulatory standards or continue to meet such standards if already approved. There is a risk that we and our collaborative partners may not be able to produce any of our potential products in commercial quantities at acceptable costs, or market them successfully. Failure to achieve commercial feasibility, demonstrate safety, achieve clinical efficacy, obtain regulatory approval or, together with partners, successfully market products will negatively impact our revenues and results of operations.

If our research and development efforts are delayed or unsuccessful, then we will experience delay or be unsuccessful in having our products commercialized, and our business will suffer.

        Except for our products that have already been approved by the FDA or other regulatory agencies, our product candidates are still in research and development, including preclinical testing and clinical trials. Preclinical testing and clinical trials are long, expensive and uncertain processes. It may take us or our collaborators several years to complete this testing, and failure can occur at any stage in the process. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in later stage clinical trials, even after promising results in earlier trials.

        Any clinical trial may fail to produce results satisfactory to us, our collaborative partners or the FDA. Preclinical and clinical data can be interpreted in different ways, which could delay, limit or prevent regulatory approval or commercialization. Negative or inconclusive results or adverse medical events during a clinical trial could cause a clinical trial to be repeated or a program to be terminated. We typically rely on collaborative partners and third-party clinical investigators to conduct clinical trials of our products and, as a result, we may face additional delaying factors outside our control.

        We do not know if any of our research and development efforts, including preclinical testing or clinical trials, will adhere to our planned schedules or be completed on a timely basis or at all. Typically, there is a high rate of attrition for product candidates in preclinical and clinical trials.

If our drug delivery technologies do not satisfy certain basic feasibility requirements such as total system efficiency, then our products may not be competitive.

        We may not be able to achieve the total system efficiency for products based on our Pulmonary Technology that is needed to be competitive with alternative routes of delivery or formulation technologies. We determine total system efficiency by the amount of drug loss during manufacture, in the delivery system, and in reaching the ultimate site at which the drug exhibits its activity. We would not consider a drug to be a good candidate for development and commercialization using our Pulmonary Technology if drug loss is excessive at any one stage or cumulatively in the manufacturing and delivery process.

        Our ability to efficiently attach PEG polymer chains to a drug molecule is the initial screen for determining whether drug formulations using our Advanced PEGylation Technology are commercially feasible. We would not consider a drug formulation to be a good candidate for development and commercialization using our Advanced PEGylation Technology if we could not efficiently attach a PEG polymer chain to such drug without destroying or impairing the drug's activity.

        For our Supercritical Fluid Technology, solubility characteristics of a drug and the solvents, which may be incorporated in the manufacturing process, provide the initial screen for whether drug formulations using this technology are commercially feasible. We would not consider a drug to be a good candidate for this technology if its solubility characteristics were such that the application of our technology results in very low efficiency in manufacturing of drug powders.

If our drug formulations are not stable, then we will not be able to develop or commercialize products.

        We may not be able to identify and produce powdered or other formulations of drugs that retain the physical and chemical properties needed to work effectively with our inhaler devices for deep lung delivery using our Pulmonary Technology, or through other methods of drug delivery using our Advanced PEGylation or Supercritical Fluid Technology. Formulation stability is the physical and chemical stability of the drug over time and under various storage, shipping and usage conditions. Formulation stability will vary with each drug formulation and the type and amount of ingredients that are used in the formulation. Since our drug formulation technology is new and largely unproven, we do not know if our drug formulations will retain the needed physical and chemical properties and performance of the drugs. Problems with formulated drug powder stability in particular would negatively impact our ability to develop products based on our Pulmonary Technology or Supercritical Fluid Technology, or obtain regulatory approval for or market such products.

If our drug delivery technologies are not safe, then regulatory approval of our products may not be obtained, or our products may not be developed or marketed.

        We or our collaborative partners may not be able to prove that potential products using our drug delivery technologies are safe. Our products require lengthy laboratory, animal and human testing. Many of our products are in preclinical testing or the early stage of human testing. Since many of our products are in an early stage of testing and have not completed clinical trials, we cannot be certain that these products, and our technology that developed these products, are safe or will not produce unacceptable adverse side effects. The safety of our formulations will vary with each drug and the ingredients used in our formulation. If any product is found not to be safe, the product will not be approved for marketing or commercialization.

If product liability lawsuits are brought against us, we may incur substantial liabilities.

        The manufacture, testing, marketing and sale of medical products entail an inherent risk of product liability. If product liability costs exceed our liability insurance coverage, we may incur substantial liabilities. Whether or not we were ultimately successful in product liability litigation, such litigation would consume substantial amounts of our financial and managerial resources, and might result in adverse publicity, all of which would impair our business. We may not be able to maintain our clinical trial insurance or product liability insurance at an acceptable cost, if at all, and this insurance may not provide adequate coverage against potential claims or losses.

If the products using our Pulmonary Technology do not provide consistent doses of medicine, then we will not be able to develop, and our partners will not be able to obtain regulatory approval for and commercialize, products.

        We may not be able to provide reproducible dosing of stable formulations of drug compounds. Reproducible dosing is the ability to deliver a consistent and predictable amount of drug into the bloodstream over time both for a single patient and across patient groups. Reproducible dosing of drugs based on our Pulmonary Technology requires the development of:

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  an inhalation or other device that consistently delivers predictable amounts of dry powder to the deep lung;

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  accurate unit dose packaging of dry powder; and

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  moisture resistant packaging.

        Since our Pulmonary Technology is still in development and is yet to be used in commercialized products, we cannot be certain that we will be able to develop reproducible dosing of any potential product. The failure to do so means that we would not consider such a product as a good candidate for development and commercialization.

If we or our partners do not obtain regulatory approval for our products on a timely basis, then our revenues and results of operations may be affected negatively.

        There is a risk that we or our partners will not obtain regulatory approval (which in some countries includes pricing approval) for our unapproved products on a timely basis, or at all. Our unapproved products must undergo rigorous animal and human testing and an extensive FDA mandated or equivalent foreign authorities' review process. This process generally takes a number of years and requires the expenditure of substantial resources. The time required for completing such testing and obtaining such approvals is uncertain. The FDA and other U.S. and foreign regulatory agencies also have substantial discretion to terminate clinical trials, require additional testing, delay or withhold registration and marketing approval and mandate product withdrawals including recalls. The FDA has approved for marketing five products using our Advanced PEGylation Technology for specific uses in the United States. Further, another product using our Advanced PEGylation Technology has been approved in Europe. Even though our partners have obtained regulatory approval for some of our products, these products and our manufacturing processes are subject to continued review by the FDA and other regulatory authorities. Even if our partners receive regulatory approval of a product, the approval may limit the indicated uses for which our partners may market the product. In addition, our partners' marketed products, our manufacturing facilities and we, as the manufacturer in certain instances, will be subject to continual review and periodic inspections. Later discovery from such review and inspection of previously unknown problems may result in restrictions on our partners' products or on us, including withdrawal of our partners' products from the market. The failure to obtain timely regulatory approval of our partners' products, any product marketing limitations or a product withdrawal would negatively impact our revenues and results of operations.

        In addition, we may encounter delays or rejections based upon changes in FDA regulations or policies, including policies relating to current good manufacturing practice compliance, or "cGMP," during the period of product development. We may encounter similar delays in other countries.

If our technologies cannot be integrated successfully to bring products to market, then our ability to develop, and our partners' ability to obtain approval or market our products, may be delayed or unsuccessful.

        We may not be able to integrate all of the relevant technologies to provide complete drug delivery and formulation systems. In particular, our development of drugs based on our Pulmonary Technology relies upon the following several different but related technologies:

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  dry powder formulations;

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  dry powder processing technology;

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  dry powder packaging technology; and

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  deep lung delivery devices.

        Our other technologies may face similar challenges relating to the integration of drug formulation, processing, packaging and delivery device technologies. At the same time we must:

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  establish collaborations with partners;

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  perform laboratory and pre-clinical testing of potential products; and

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  scale-up our manufacturing processes.

        We must accomplish all of these steps without delaying any aspect of technology development. Any delay in one component of product or business development could delay our ability to develop, and our partners' ability to obtain approval or market products using our delivery and formulation technologies.

If we are not able to manufacture our products in commercially feasible quantities or at commercially feasible costs, then our products will not be successfully commercialized.

Nektar Advanced PEGylation Technology and Supercritical Fluid Technology

        Except for the five approved products and the one additional product approved in Europe incorporating our Advanced PEGylation Technology, all of the drug formulations which incorporate our Advanced PEGylation Technology and Supercritical Fluid Technology are in various stages of feasibility testing or human clinical trials. We are currently expanding our Advanced PEGylation Technology manufacturing capacity and anticipate having to add additional Supercritical Fluid Technology manufacturing capacity. If we are not able to scale-up to large clinical trials or commercial manufacturing for products incorporating either of these technologies in a timely manner or at a commercially reasonable cost, we risk not meeting our customers' supply requirements or our contractual obligations. Our failure to solve any of these problems could delay or prevent late stage clinical testing and commercialization of our products and could negatively impact our revenues and results of operations.

Nektar Pulmonary Technology

        Except for the one product incorporating our Pulmonary Technology that has been filed for approval in Europe, all of the drug formulations which incorporate our Pulmonary Technology are in various stages of human clinical trials or feasibility testing

        Powder Processing.    We have no experience manufacturing powder products for commercial purposes. With respect to drugs based on our Pulmonary Technology, we have only performed powder processing on the scale needed for testing formulations, and for early stage and larger clinical trials. We may encounter manufacturing and control problems as we attempt to scale-up powder processing facilities. We may not be able to achieve such scale-up in a timely manner or at a commercially reasonable cost, if at all, and the powder processing system we implement may not be applicable for other drugs. Our failure to solve any of these problems could delay or prevent some late stage clinical testing and commercialization of our products and could negatively impact our revenues and results of operations.

        To date, we rely primarily on two particular methods of powder processing. There is a risk that these technologies will not work with all drugs or that the cost of drug production with this processing will preclude the commercial viability of certain drugs. Additionally, there is a risk that any alternative powder processing methods we may pursue will not be commercially practical for aerosol drugs or that we will not have, or be able to acquire the rights to use, such alternative methods.

        Powder Packaging.    Our fine particle powders and small quantity packaging utilized for drugs based on our Pulmonary Technology require special handling. We have designed and qualified automated filling equipment for small and moderate quantity packaging of fine powders. We face significant technical challenges in scaling-up an automated filling system that can handle the small dose and particle sizes of our powders in commercial quantities. There is a risk that we will not be able to scale-up our automated filling equipment in a timely manner or at commercially reasonable costs. Any failure or delay in such scale-up would delay product development or bar commercialization of products based on our Pulmonary Technology and would negatively impact our revenues and results of operations.

        There can be no assurance we will be able to manufacture products on our autofiller system in a timely manner or at a commercially reasonable cost; any delay or failure in further developing such technology would delay product development or inhibit commercialization of our products and would have a materially adverse effect on us.

        Nektar Pulmonary Inhaler Device.    We face many technical challenges in developing our pulmonary inhaler device to work with a broad range of drugs, to produce such devices in sufficient quantities, and to adapt the devices to different powder formulations. Our pulmonary inhaler device being used with Exubera is still in clinical testing. Additional design and development work may be required to optimize the device for regulatory approval, field reliability, or other issues that may be important to its commercial success.

        Additional design and development work may lead to a delay in regulatory approval and delay efforts to seek regulatory approval for any product that incorporates the device or the time the device could be ready for commercial launch. In addition, we are attempting to develop a smaller inhaler device, which presents particular technical challenges. There is a risk that we will not successfully achieve any of these challenges. Our failure to overcome any of these challenges would negatively impact our revenues and results of operations.

        For late stage clinical trials and initial commercial production, we intend to use one or more contract manufacturers to produce our pulmonary inhaler devices. There is a risk that we will not be able to maintain arrangements with our contract manufacturers on commercially acceptable terms or at all, or effectively scale-up production of our pulmonary inhaler devices through contract manufacturers. Our failure to do so would negatively impact our revenues and results of operations. Dependence on third parties for the manufacture of our pulmonary inhaler devices and their supply chain may adversely affect our cost of goods and ability to develop and commercialize products on a timely or competitive basis. Because our manufacturing processes and those of our contract manufacturers are very complex and subject to lengthy governmental approval processes, alternative qualified production sources or capacity may not be available on a timely basis or at all. Disruptions or delays in our manufacturing processes or those of our contract manufacturers for existing or new products could result in increased costs, loss of revenues or market share, or damage to our reputation.

        There is no assurance that devices designed by us and built by contract manufacturers will be approved or will meet approval requirements on a timely basis or at all, or that any of our device development will be successful or commercially viable.

If Pfizer is not able to fill the bulk drug powders for Exubera in commercially feasible quantities, then Exubera will not be successfully commercialized, which would negatively impact our revenues and results of operations.

        We have developed a high capacity automated filling unit capable of filling blisters on a production scale for moderate and large volume products using our Pulmonary Technology. The technology for the high capacity automated filling unit has been transferred to Pfizer who will have the responsibility of packaging and filling the bulk drug powders for Exubera. There are significant technical challenges in scaling-up an automated filling system that can handle the small dose and particle sizes of our powders in commercial quantities. In addition, there is the additional risk that Pfizer has no backup manufacturing facility for this process. Any failure or delay in the manufacturing facility or process would delay product development or bar commercialization of Exubera and would negatively impact our revenues and results of operations.

If we are not able to manufacture our dry powder inhaler device in commercially feasible quantities or at commercially feasible costs, then our Pulmonary Technology products may not be successfully commercialized.

        In addition to our inhaler device being used with Exubera, we are developing a breath actuated compact dry powder inhaler device ("DPI"). We are developing the DPI device to be appropriate for the delivery of either large or small molecules for short-term use. We face many unique technical challenges in developing the DPI device to work with a broad range of drugs, producing the DPI device in sufficient quantities and adapting the DPI device to different powder formulations. Our DPI device is still in clinical testing and production scale-up work is ongoing. Further design and development will be required to obtain regulatory approval for the DPI device, enable commercial manufacturing, insure field reliability or manage other issues that may be important to its commercial success. Such additional design and development work may lead to a delay in efforts to seek regulatory approval for any product that incorporates the DPI device, or could delay the timeframe within which the device could be ready for commercial launch. There is a risk that we will not successfully achieve any of these challenges. Our failure to overcome any of these challenges would negatively impact our revenues and results of operations.

We depend on sole or exclusive suppliers for our pulmonary inhaler devices, bulk active pharmaceutical ingredients and PEG polymer chains and if such suppliers fail to supply when required, then our product development efforts may be delayed or unsuccessful.

        We agreed to subcontract the manufacture of our pulmonary inhaler devices used with Exubera before commercial production. We have identified contract manufacturers that we believe have the technical capabilities and production capacity to manufacture such device and which can meet the requirements of cGMP. We are not certain that we will be able to maintain satisfactory contract manufacturing on commercially acceptable terms, if at all. Our failure to maintain ongoing commercial relationships with our existing contract manufacturers may subject us to significant reimbursement obligations upon termination of such relationships. Our dependence on third parties for the manufacture of our pulmonary inhaler devices may negatively impact our cost of goods and our ability to develop and commercialize products based on our Pulmonary Technology on a timely and competitive basis.

        For the most part, we obtain the bulk active pharmaceutical ingredients we use to manufacture products using our technologies from sole or exclusive sources of supply. For example, with respect to our source of bulk insulin, we have entered into a collaborative agreement with Pfizer that has, in turn, entered into an agreement with Aventis to manufacture regular human insulin. Under the terms of their agreement, Pfizer and Aventis agreed to construct a jointly owned manufacturing plant in Frankfurt, Germany. Until needed, Pfizer will provide us with insulin from Aventis's existing plant. We have also entered into an agreement with one supplier for the supply of PEG polymer chains we use in our products that incorporate our Advanced PEGylation Technology. NOF Corporation is our sole supplier of pharmaceutical grade PEGylation materials pursuant to an agreement.

        If our sole or exclusive source suppliers fail to provide either active pharmaceutical ingredients or PEGylation materials in sufficient quantities when required, our revenues and results of operations will be negatively impacted.

If the market does not accept products using our drug delivery technologies, then our revenues and results of operations will be adversely affected.

        The commercial success of our potential products depends upon market acceptance by health care providers, third-party payors like health insurance companies and Medicare and patients. Our products under development use new drug delivery technologies and there is a risk that the market will not accept our potential products. Market acceptance will depend on many factors, including:

  •
  the safety and efficacy of products demonstrated in clinical trials;

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  favorable regulatory approval and product labeling;

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  the frequency of product use;

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  the ease of product use;

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  the availability of third-party reimbursement;

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  the availability of alternative technologies; and

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  the price of our products relative to alternative technologies.

        There is a risk that health care providers, patients or third-party payors will not accept products using our drug delivery and formulation technologies. If the market does not accept our potential products, our revenues and results of operations would be significantly and negatively impacted.

If our products are not cost effective, then government and private insurance plans may not pay for them and our products may not be widely accepted, which will adversely affect our revenues and results of operations.

        In both domestic and foreign markets, sales of our products under development will depend in part upon the availability of reimbursement from third-party payors, such as government health administration authorities, managed care providers, private health insurers and other organizations. In addition, such third-party payors are increasingly challenging the price and cost effectiveness of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. Legislation and regulations affecting the pricing of pharmaceuticals may change before regulatory agencies approve our proposed products for marketing. Adoption of such legislation and regulations could further limit reimbursement for medical products. A government or third-party payor decision not to provide adequate coverage and reimbursements for our products would limit market acceptance of such products.

If our competitors develop and sell better drug delivery and formulation technologies, then our products or technologies may be uncompetitive or obsolete and our revenues and results of operations will be adversely affected.

        We are aware of other companies engaged in developing and commercializing drug delivery and formulation technologies similar to our technologies. Some of our competitors with regard to our Pulmonary Technology include AeroGen, Inc., Alkermes, Inc., Aradigm Corporation, and MannKind. AeroGen and Aradigm are each developing liquid drug delivery systems, and Alkermes is working on a dry powder delivery system. Our competitors with regard to our Advanced PEGylation Technology include Valentis, Inc., Mountain View Pharmaceuticals, Inc. and SunBio PEG-SHOP, as well as several pharmaceutical and biotechnology companies with in-house PEGylation expertise. Some of our competitors with regard to our Supercritical Fluid Technology include Alkermes, Battelle Memorial Institute, Ethypharm SA, Ferro Corp., Lavipharm SA and RxKinetics. Some of these companies license or provide the technology to other companies, while others are developing the technology for internal use. Many of these companies have greater research and development capabilities, experience, manufacturing, marketing, financial and managerial resources than we do and represent significant competition for us. Acquisitions of or collaborations with competing drug delivery companies by large pharmaceutical or biotechnology companies could enhance our competitors' financial, marketing and other resources. Accordingly, our competitors may succeed in developing competing technologies, obtaining regulatory approval for products or gaining market acceptance before us. Developments by others could make our products or technologies uncompetitive or obsolete. Our competitors may introduce products or processes competitive with or superior to our products or processes.

If any of our patents are invalid or pending patents do not issue or following issuance are deemed not valid, then we may lose key intellectual property right protection. If our products infringe on third-party's rights, then we will suffer adverse effects on our ability to develop and commercialize products as well as our revenues and results of operations.

        We have filed patent applications covering certain aspects of our inhalation devices, powder processing technology, powder formulations and deep lung route of delivery for certain molecules as well as for our Advanced PEGylation and Supercritical Fluid Technology, and we plan to file additional patent applications. As of December 31, 2003, we had 651 issued U.S. and foreign patents that cover certain aspects of our technologies and we have a number of patent applications pending. There is a risk that many of the patents applied for will not issue, or that any patents that issue or have issued will not be held valid and enforceable. Enforcing our patent rights would be time consuming and costly.

        Our access or our partners' access to the drugs to be formulated using our technologies will affect our ability to develop and commercialize our technologies. Many drugs, including powder formulations of certain drugs that are presently under development by us, and our drug formulation technologies are subject to issued and pending U.S. and foreign patents that may be owned by competitors. We know that there are issued patents and pending patent applications relating to the formulation and delivery of large and small molecule drugs, including several for which we are developing formulations using our various technologies. This situation is highly complex, and the ability of any one company, including us, to commercialize a particular drug is unpredictable.

        We intend generally to rely on the ability of our partners to provide access to the drugs that we formulate for deep lung and other forms of delivery. There is a risk that our partners will not be able to provide access to such drug candidates. Even if our partners provide such access, there is a risk that third parties will accuse, and possibly a court or a governmental agency will determine, our partners or us to be infringing a third-party's patent rights, and we will be prohibited from working with the drug or be found liable for damages that may not be subject to indemnification, or we may choose to pay such third party royalties under a license to such patent rights. Any such restriction on access to drug candidates, liability for damages or payment of royalties would negatively impact our revenues and results of operations.

We may incur material litigation costs, which may adversely affect our business and results of operations.

        From time to time, we are party to various litigation matters, including several which relate to our patent and intellectual property rights. We cannot predict with certainty the eventual outcome of any pending litigation or potential future litigation, and we might have to incur substantial expense in defending these or future lawsuits or indemnifying third parties with respect to the results of such litigation.

If earthquakes, tornadoes, hurricanes and other catastrophic events strike, our business may be negatively affected.

        Our corporate headquarters, including a substantial portion of our research and development operations, are located in the San Francisco Peninsula, a region known for seismic activity. A significant natural disaster such as an earthquake could have a material adverse impact on our business, operating results, and financial condition. There are no backup facilities for some of our manufacturing operations located in the San Francisco Peninsula. Certain of our other facilities, such as our facility in Huntsville, Alabama and those of certain of our collaborative partners located elsewhere may also be subject to catastrophic events such as hurricanes and tornadoes, any of which could have a material adverse effect on our business, operating results, and financial condition.

Investors should be aware of industry-wide risks, which are applicable to us and may affect our revenues and results of operations.

        In addition to the risks associated specifically with us described above, investors should also be aware of general risks associated with drug development and the pharmaceutical and biotechnology industries. These include, but are not limited to:

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  changes in and compliance with government regulations;

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  handling and disposal of hazardous materials;

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  workplace health and safety requirements;

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  hiring and retaining qualified people; and

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  insuring against product liability claims.

If we do not generate sufficient cash flow through increased revenues or raising additional capital, then we may not be able to meet our substantial debt obligations.

        As of December 31, 2003, we had approximately $360.0 million in long-term convertible subordinated notes and debentures, $31.7 million in non-current capital lease obligations and $12.0 million in other long-term liabilities. Our substantial long-term indebtedness, which totaled $403.7 million as of December 31, 2003, has and will continue to impact us by:

  •
  making it more difficult to obtain additional financing; and

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  constraining our ability to react quickly in an unfavorable economic climate.

        Currently we are not generating positive cash flow. Delay in the approval of Exubera, or other adverse occurrences related to our product development efforts, will adversely impact our ability to meet our obligations to repay the principal amounts on our convertible subordinated notes and debentures when due. In addition, if the market price of our common stock is below the related conversion price, holders of the related outstanding convertible subordinated notes and debentures will not likely convert such securities to equity in accordance with their existing terms. If we are unable to satisfy our debt service requirements, substantial liquidity problems could result. As of December 31, 2003 we had cash, cash equivalents and short-term investments of approximately $286.0 million. We expect to use a substantial portion of these assets to fund our on-going operations over the next few years. As of December 31, 2003, we had approximately $360.0 million outstanding convertible subordinated notes and debentures, of which $7.7 million, $183.0 million and $169.3 million in principal amount will mature in 2006, 2007 and 2010, respectively. Moreover, on March 8, 2004, we announced our intention to call for redemption all of our outstanding 3.0% convertible subordinated notes due 2010. We cannot assure you that we will in fact call those convertible notes for redemption or, if we do call those notes for redemption, that they will be converted into common stock by the holders. Any requirement that we make substantial cash payments to redeem the notes would have a material adverse effect on our results of operations, financial condition and liquidity. We may not generate sufficient cash from operations to repay our convertible subordinated notes and debentures (assuming they do not convert into shares of our common stock) or satisfy any other of these obligations when they become due and may have to raise additional funds from the sale of equity or debt securities or otherwise restructure our obligations in order to do so. There can be no assurance that any such financing or restructuring will be available to us on commercially acceptable terms, if at all.

If we cannot raise additional capital our financial condition may suffer.

        Our capital needs may change as a result of numerous factors, and may result in additional funding requirements. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities could result in dilution to our stockholders.

        We have no material credit facility or other material committed sources of capital. To the extent operating and capital resources are insufficient to meet future requirements, we will have to raise additional funds to continue the development and commercialization of our technologies and products. Such funds may not be available on favorable terms, or at all. In particular, our substantial leverage may limit our ability to obtain additional financing. In addition, as an early stage biotechnology company, we do not qualify to issue investment grade debt and therefore any financing we do undertake will likely involve the issuance of equity, convertible debt instruments and/or high-yield debt. These sources of capital may not be available to us in the event we require additional financing. If adequate funds are not available on reasonable terms, we may be required to curtail operations significantly or obtain funds by entering into financing, supply or collaboration agreements on unattractive terms. Our inability to raise capital could negatively impact our business.

If we fail to manage our growth effectively, our business may suffer.

        Our ability to offer commercially viable products, achieve our expansion objectives, manage our growth effectively and satisfy our commitments under our collaboration agreements depends on a variety of factors, all of which must be successfully managed. Key factors include our ability to develop products internally, enter into strategic partnerships with collaborators, attract and retain skilled employees and effectively expand our internal organization to accommodate anticipated growth including integration of any potential businesses that we may acquire. If we are unable to manage some or all of these factors effectively, our business could grow too slowly or too quickly to be successfully sustained, thereby resulting in material adverse effects on our business, financial condition and results of operations.

If we acquire additional companies, products or technologies, we may not be able to effectively integrate personnel and operations and such failure may disrupt our business and results of operations.

        We have acquired companies, products and/or technologies in the past, and may continue to acquire or make investments in complementary companies, products or technologies in the future. We may not receive the anticipated benefits of these acquisitions or investments. We may face risks relating to difficult integrations of personnel, technology and operations, uncertainty whether any integration will be successful and whether earnings will be negatively affected, and potential distractions to our management with respect to these acquisitions. In addition, our earnings may suffer because of acquisition-related costs.

We expect to continue to lose money for the next few years and may not reach profitability if our products do not generate sufficient revenue.

        We have never had a profitable year and, through December 31, 2003, we have an accumulated deficit of approximately $596.0 million. We expect to continue to incur substantial and potentially increasing losses over at least the next few years as we expand our research and development efforts, testing activities and manufacturing operations, and as we further expand our late stage clinical and early commercial production facilities. Most of our potential products are in the early stages of development. Except for the approved products incorporating our Advanced PEGylation Technology, we have generated no revenues from product sales. Our revenues to date have consisted primarily of payments under short-term research and feasibility agreements and development contracts.

        To achieve and sustain profitable operations, we must, alone or with others, successfully develop, obtain regulatory approval for, manufacture, introduce, market and sell products using our drug delivery technologies. There is risk that we will not generate sufficient product or contract research revenue to become profitable or to sustain profitability.

Risks Relating to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

        We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in "Use of Proceeds." The failure by our management to apply these proceeds effectively could harm our business.

We expect our stock price to remain volatile.

        Our stock price is volatile. In the twelve-month period ending February 29, 2004, based on closing prices on the Nasdaq National Market, our stock price ranged from $4.46 to $19.36. We expect our stock price to remain volatile. A variety of factors may have a significant effect on the market price of our common stock, including:

  •
  clinical trial results or product development delays or delays in product approval or launch;

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  announcements by collaboration partners as to their plans or expectations related to products using our technologies;

  •
  announcement or termination of collaborative relationships by us or our competitors;

  •
  fluctuations in our operating results;

  •
  developments in patent or other proprietary rights;

  •
  announcements of technological innovations or new therapeutic products;

  •
  governmental regulation;

  •
  public concern as to the safety of drug formulations developed by us or others; and

  •
  general market conditions.

        Any litigation brought against us as a result of this volatility could result in substantial costs and a diversion of our management's attention and resources, which could negatively impact our financial condition, revenues, results of operations and the price of our common stock.

Anti-takeover provisions in our charter documents and under Delaware law may make it more difficult to acquire us, even though such acquisitions may be beneficial to our stockholders.

        Provisions of our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even though such acquisitions may be beneficial to our stockholders. These anti-takeover provisions include:

  •
  establishment of a classified board of directors such that not all members of the board may be elected at one time;

  •
  lack of a provision for cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

  •
  the ability of our board to authorize the issuance of "blank check" preferred stock to increase the number of outstanding shares and thwart a takeover attempt;

  •
  prohibition on stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of stockholders;

  •
  establishment of advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings; and

  •
  limitations on who may call a special meeting of stockholders.

Further, we have in place a preferred share purchase rights plan, commonly known as a "poison pill." The provisions described above, our "poison pill" and provisions of Delaware law relating to business combinations with interested stockholders may discourage, delay or prevent a third party from acquiring us. These provisions may also discourage, delay or prevent a third party from acquiring a large portion of our securities, or initiating a tender offer or proxy contest, even if our stockholders might receive a premium for their shares in the acquisition over the then current market prices.

Future sales of our common stock in the public market could adversely affect the trading price of our common stock and our ability to raise funds in new stock offerings.

        Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or equity related securities. As of February 29, 2004, we had 61,070,266 shares of common stock outstanding, excluding:

  •
  14,448,446 shares of common stock reserved for issuance upon exercise of options outstanding under our stock option plans;

  •
  56,000 shares of our common stock reserved for issuance upon exercise of outstanding warrants;

  •
  17,111,704 shares of common stock reserved for issuance upon conversion of our outstanding convertible subordinated notes and debentures as well as our outstanding convertible preferred stock; and

  •
  4,428,825 additional shares reserved for future issuance under our stock option and stock purchase plans.

        We cannot predict the effect, if any, that future sales of shares of common stock, or the availability of shares of common stock for future sale, will have on the trading price of our common stock prevailing from time to time. Sales of substantial amounts of common stock or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus and the documents that we have filed with the Securities and Exchange Commission ("SEC") that are included or incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as "may," "will," "potential," "continue," "anticipate," "estimate," "expect," "project," "intend," "plan" or "believe" or the negative thereof and other words and terms of similar meaning. In particular, these statements include, among other things, statements relating to:

  •
  our business strategy, including our acquisition strategy;

  •
  proposed new products or services;

  •
  the development of our products;

  •
  the establishment and development of collaborative partnerships;

  •
  our ability to identify new potential products;

  •
  our ability to achieve commercial acceptance of our products;

  •
  our ability to scale-up our manufacturing capabilities and facilities;

  •
  our projected capital expenditures;

  •
  our liquidity;

  •
  plans and objectives of management for future operations;

  •
  future economic conditions or performance; and

  •
  any assumptions underlying the foregoing.

        Any or all of our forward-looking statements in this prospectus supplement and the accompanying prospectus and in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus supplement and the accompanying prospectus and the documents incorporated in this prospectus supplement and the accompanying prospectus will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially.

        We undertake no obligation to publicly update any forward looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional cautionary discussion of risks and uncertainties under "Risk Factors" above and in our Forms 10-K, 10-Q and 8-K we file with the SEC. These are factors that we believe could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

USE OF PROCEEDS

        We estimate that we will receive net proceeds of approximately $196,245,000 ($225,756,750 if the underwriter exercises its over-allotment option in full) from the sale of 9,500,000 shares of common stock that we are offering, after deducting the underwriting discounts and commissions and estimated expenses payable by us.

        Except as otherwise described below, we anticipate using the net proceeds from this offering for general corporate purposes, which may include:

  •
  investing in or accelerating various product development programs, including Exubera;

  •
  undertaking potential acquisitions;

  •
  developing technologies; and

  •
  retiring our outstanding debt.

        Pending the above-described uses, the net proceeds of this offering will be invested in short-term interest-bearing, investment-grade instruments.

        We intend to expand our product development programs through increased investments in our current proprietary programs, initiation of new proprietary programs, and acquisition or licensing of new programs. We also intend to expand the technology platforms important to the development of our business through our internal efforts and through technology acquisitions.

        We evaluate acquisitions on a regular basis. While we do not have any present understandings, commitments, or agreements to enter in any such acquisitions, a portion of the net proceeds of this offering may be utilized to fund these acquisitions. However, we cannot assure you that we will be able to complete acquisitions on an advantageous basis or at all.

DILUTION

        The net tangible book value of our common stock on December 31, 2003 was approximately $23.1 million, or $0.41 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately afterwards. After giving effect to the sale of 9,500,000 shares of common stock offered by this prospectus supplement and after deducting the underwriting discounts and commissions and estimated offering expenses, our net tangible book value at December 31, 2003 would have been approximately $219.4 million, or $3.34 per share. This represents an immediate increase in net tangible book value of $2.93 per share to existing stockholders and an immediate dilution of $17.66 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution:

Public offering price per share		$21.00
Net tangible book value per share as of December 31, 2003	$0.41
Increase per share attributable to new investors	2.93

Net tangible book value per share after this offering		3.34

Dilution per share to new investors		$17.66

        The foregoing table does not take into effect further dilution to new investors that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the offering price per share in this offering and additional dilution that may result from the conversion of our outstanding preferred stock and convertible subordinated notes and debentures, including the conversion that may occur if we redeem our outstanding 3.0% convertible subordinated notes due 2010. As of February 29, 2004, we had 61,070,266 shares of common stock outstanding, excluding:

  •
  14,448,446 shares of common stock subject to outstanding options at a weighted average exercise price of $16.57 per share;

  •
  56,000 shares of common stock issuable upon exercise of warrants outstanding at a weighted average price of $17.79 per share;

  •
  17,111,704 shares of common stock issuable upon conversion of our outstanding convertible subordinated notes and debentures as well as our outstanding convertible preferred stock; and

  •
  4,428,825 shares available for future grant under our stock option plans and employee stock purchase plans.

UNDERWRITING

        Under the terms of an underwriting agreement, which we will file as an exhibit to our current report on Form 8-K relating to this offering, Lehman Brothers Inc. has agreed to purchase from us 9,500,000 shares of our common stock.

        The underwriting agreement provides that the underwriter is obligated to purchase, subject to certain conditions, all of the shares of our common stock in the offering if any are purchased. The conditions contained in the underwriting agreement include requirements that:

  •
  the representations and warranties made by us to the underwriter are true;

  •
  there has been no material adverse change in our condition or in the financial markets; and

  •
  we deliver customary closing documents to the underwriter.

Over-Allotment Option

        We have granted to the underwriter a 30-day option after the date of the underwriting agreement to purchase, in whole or in part, up to an aggregate of 1,425,000 additional shares of our common stock at a price of $20.71 per share of common stock. Such option may be exercised to cover over-allotments made in connection with the offering. If this option is exercised, the underwriter will be obligated, subject to certain conditions, to purchase the additional shares of common stock, and we will be obligated, pursuant to the option, to sell the additional shares of common stock to the underwriter.

Commissions and Expenses

        We have been advised by the underwriter that it proposes to offer the shares directly to the public at the price to public presented on the cover of this prospectus supplement and to selected dealers at the offering price less a selling concession not in excess of $0.10 per share. After the offering, the underwriter may change the public offering price and other offering terms.

        The following table summarizes the underwriting discounts and commissions we will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the underwriter's over-allotment option. The underwriting fee is the difference between the initial price to the public and the amount the underwriter pays us for the shares.

	No Exercise	Full Exercise
Per share	$0.29	$0.29
Total	$2,755,000	$3,168,250

        We estimate that the total expenses of the offering, excluding underwriting discounts and commissions payable by us, will be approximately $500,000.

Lock-Up Agreements

        We have agreed that, for a period of 90 days after the date of this prospectus supplement, we will not, and we will cause certain of our directors and executive officers to not, without the prior written consent of the underwriter, to, among other things, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or for the sale of, or lend or otherwise transfer or dispose of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock. The underwriter allowed certain exceptions to the foregoing restrictions.

Indemnification

        We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that may be required to be made in respect of these liabilities.

Stabilization and Short Positions

        In connection with this offering, the underwriter may engage in over-allotment, stabilizing transactions and covering transactions, or purchases for the purpose of pegging, fixing or maintaining the price of the shares, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended:

  •
  Over-allotment involves sales by the underwriter of shares of common stock in excess of the number of shares the underwriter is obligated to purchase, which creates a short position. The underwriter may close out any short position by either exercising its over-allotment option and/or purchasing shares of common stock in the open market.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Covering transactions involve purchases of the shares in the open market after the distribution has been completed in order to cover short positions.

        In connection with this offering, the underwriter may engage in passive market making transactions in the common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934 during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

        These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

        Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Affiliates

        The underwriter and some of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

WHERE YOU CAN FIND MORE INFORMATION

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as any other material we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Nektar. The SEC's Internet site can be found at "http://www.sec.gov."

        We have elected to "incorporate by reference" certain information that we file with the SEC into this prospectus supplement and the accompanying prospectus, which means:

  •
  incorporated documents are considered part of this prospectus supplement and accompanying prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information that we file in the future with the SEC automatically will update and supersede earlier information in or incorporated by reference in this prospectus supplement and accompanying prospectus.

        In that regard, any statement in the accompanying prospectus or any document incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

        We incorporate by reference the documents listed below and any documents that we file in the future with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the completion of this offering (other than current reports furnished under Item 9 or Item 12 of Form 8-K):

  •
  our annual report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 0-24006), filed on March 5, 2004; and

  •
  the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 0-24006), as amended.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Nektar Therapeutics
150 Industrial Road
San Carlos, California 94070
(650) 631-3100
Attention: Secretary

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

LEGAL MATTERS

        The validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by Cooley Godward LLP, Palo Alto, California. Certain partners and associates of Cooley Godward LLP own an aggregate of 3,000 shares of our common stock. Certain legal matters will be passed upon for us by Paula Kasler, our Associate General Counsel. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for the underwriter.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

PROSPECTUS

NEKTAR THERAPEUTICS

$250,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

From time to time, we may sell common stock, preferred stock, debt securities and/or warrants.

We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock currently trades on The Nasdaq National Market under the symbol "NKTR." The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on The Nasdaq National Market or any securities exchange of the securities covered by the prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. Please see the section entitled "Risk Factors" contained in our most recent annual report on Form 10-K, as amended, and "Cautionary Factors That May Affect Future Results" contained in our most recent quarterly report on Form 10-Q, as filed with the Securities and Exchange Commission, both of which are incorporated by reference herein in their entirety.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2003

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the "SEC"). You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell common stock, preferred stock, debt securities and/or warrants in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell common stock, preferred stock, debt securities and/or warrants, we will provide a prospectus supplement that will contain more specific information, as set forth below in the section entitled "The Securities We May Offer." We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under "Where You Can Find More Information." This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

i.

NEKTAR THERAPEUTICS

Overview

We are working to become one of the world's leading drug delivery products based companies by providing a portfolio of technologies and expertise that is intended to enable us and our pharmaceutical and biotechnology partners to improve drug performance throughout the drug development process. Historically, drug delivery has been focused on life cycle management of older products facing patent expiration, or on seeking product line extensions. The advent of newer technologies, including high-throughput screening, combinatorial chemistry, genomics and proteomics, has led to an increase in the number of molecular leads for new drugs. This has led pharmaceutical companies to focus earlier in development on molecular characteristics such as toxicity, solubility and immunogenicity to improve clinical safety and efficacy of drugs. We believe it is now recognized that drug delivery spans the entire development process, with an emphasis on applying technologies that can optimize drug candidates, and places a premium on faster and more efficient drug development.

Our mission is to provide drug delivery technologies that enable superior therapeutics that make a difference in patients' lives. Primarily, we want to partner with pharmaceutical and biotechnology companies seeking to improve and differentiate the products in their pipelines. In addition to our partner-funded programs, we have started applying our technology independently through internal early-stage proprietary product development efforts.

We have three areas of technological focus:

  •
  Nektar Molecule Engineering—using advanced PEGylation (covalent chemical attachment of polyethylene glycol, or PEG, chains to drug substances) and PEG-based delivery systems (e.g., PEG-based gels and polymer-based encapsulating agents) to enable drug performance;

  •
  Nektar Particle Engineering—using our expertise in pulmonary particle technology and supercritical fluids technology to design and manufacture optimal drug particles; and

  •
  Nektar Delivery Solutions—using advanced systems for pulmonary administration to improve therapeutic outcomes.

Our technologies are designed to improve either the performance of a drug molecule (e.g., bioavailability, safety, efficacy, stability, targeting, etc.) or how the drug is delivered (e.g., enabling a new dosage form or delivery profile that improves how the therapeutic can treat patients). We believe these technologies have the potential to create better performing drugs, achieve shorter product development times and reduce the risk of product instability or inconsistency.

Corporate Information

In January 2003, we changed our corporate name to Nektar Therapeutics from Inhale Therapeutic Systems, Inc. Our principal executive offices are located at 150 Industrial Road, San Carlos, California 94070. Our telephone number is (650) 631-3100. We maintain an Internet home page at www.nektar.com. The contents of our web page are not a part of this prospectus.

All Nektar brand and product names are trademarks or registered trademarks of Nektar Therapeutics, in the United States and other countries. All other trade names, trademarks and service marks appearing in this prospectus are the property of their respective holders. We do not intend our use or display of other parties' trade names, or trademarks or service marks to imply a relationship with, or endorsement or sponsorship of, us by these other parties.

1.

CAUTIONARY FACTORS THAT MAY AFFECT FUTURE RESULTS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" contained in our most recent annual report on Form 10-K, as amended, and "Cautionary Factors That May Affect Future Results" contained in our most recent quarterly report on Form 10-Q filed with the SEC, both of which are incorporated herein by reference in their entirety.

Investment in our securities involves a high degree of risk. You should consider carefully the Risk Factors and the Cautionary Factors That May Affect Future Results, as well as other information in this prospectus and the prospectus supplement before purchasing any of our securities. Each of these factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we have filed with the SEC that are included or incorporated or deemed to be incorporated by reference in this prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these statements include, among other things, statements relating to:

  •
  our business strategy, including our acquisition strategy;

  •
  the development of our products;

  •
  the establishment and development of collaborative partnerships;

  •
  our ability to identify new potential products;

  •
  our ability to achieve commercial acceptance of our products;

  •
  our ability to scale-up our manufacturing capabilities and facilities;

  •
  the use of proceeds from this offering;

  •
  our projected capital expenditures; and

  •
  our liquidity.

Any or all of our forward-looking statements in this prospectus and in the documents incorporated or deemed to be incorporated by reference in this prospectus may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. We advise you to consult any additional cautionary discussion of risks and uncertainties under "Risk Factors" contained in our most recent annual report on Form 10-K, as amended, and "Cautionary Factors That May Affect Future Results" contained in our most recent quarterly

2.

report on Form 10-Q. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed in our most recent annual report on Form 10-K, as amended, and quarterly report on Form 10-Q could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities with a total value of up to $250,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  •
  designation or classification;

  •
  aggregate principal amount or aggregate offering price;

  •
  maturity, if applicable;

  •
  rates and times of payment of interest or dividends, if any;

  •
  redemption, conversion or sinking fund terms, if any;

  •
  voting or other rights, if any;

  •
  conversion prices, if any; and

  •
  important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference.

We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

  •
  the names of those agents or underwriters;

  •
  applicable fees, discounts and commissions to be paid to them; and

  •
  the net proceeds to us.

Common Stock.    We may issue shares of our common stock from time to time. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to any preferences of outstanding shares of preferred stock, holders of common stock are entitled to dividends when and if declared by our board of directors.

Preferred Stock.    We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

3.

Debt Securities.    We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

Warrants.    We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as any warrant agreement that contains the terms of the warrants. The warrant agreement and form of warrant containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges in each of the years in the five-year period ended December 31, 2002 and in the six-month periods ended June 30, 2003 and 2002. Earnings consist of loss from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net losses of affiliates and fixed charges, adjusted for capitalized interest. Fixed charges consist of interest expensed and capitalized and amortized premiums, discounts and capitalized expenses related to indebtedness. The extent to which earnings were insufficient to cover fixed charges is as follows:

	Year Ended December 31,					Six Months Ended June 30,
	2002	2001	2000	1999	1998	2003	2002
	(in thousands)
Deficiency of earnings available to cover fixed charges	$(107,468)	$(251,238)	$(97,403)	$(38,448)	$(18,559)	$(32,988)	$(49,873)
Ratio of earnings to fixed charges	N/A	N/A	N/A	N/A	N/A	N/A	N/A

4.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include:

  •
  investing in or accelerating various product development programs;

  •
  undertaking potential acquisitions; and

  •
  developing technologies.

We intend to expand the technology platforms important to the development of our business through our internal efforts and through technology acquisitions. We evaluate acquisitions on a regular basis. A substantial amount of the net proceeds of this offering may be utilized to fund these acquisitions, although we currently are not planning or negotiating any such transactions. However, we cannot assure you that we will be able to complete acquisitions on an advantageous basis or at all. Pending these uses, the net proceeds will be invested in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our certificate of incorporation and bylaws is a summary and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws.

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value, of which 3,100,000 shares have been designated Series A junior participating preferred stock and 40,000 shares have been designated Series B convertible preferred stock. As of July 31, 2003, there were 55,795,434 shares of common stock outstanding, no shares of Series A junior participating preferred stock and 40,000 shares of Series B convertible preferred stock outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders are not able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock currently outstanding or issued in the future, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock that may be issued under this prospectus will be, fully paid and non-assessable.

Preferred Stock

Of the 10,000,000 shares of preferred stock authorized, we have designated 3,100,000 shares as Series A junior participating preferred stock and 40,000 shares as Series B convertible preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 6,860,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. The issuance of preferred stock could adversely affect the voting

5.

power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

Series A Junior Participating Preferred Stock

In June 2001, our board of directors approved the adoption of a share purchase rights plan and, pursuant to its authority as described above, authorized 3,100,000 shares of Series A junior participating preferred stock. A certificate of designation filed with the Secretary of State of the State of Delaware sets forth the rights, privileges and preferences of the Series A junior participating preferred stock. Terms of the plan provide for a dividend distribution of one preferred share purchase right for each outstanding share of our common stock. The rights have certain anti-takeover effects and will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The dividend distribution was payable on June 22, 2001 to stockholders of record on that date. Each right entitles the registered holder to purchase from us 1/100 of a share of Series A junior participating preferred stock at a price of $225.00 per 1/100 of a share of Series A junior participating preferred stock, subject to adjustment. Each 1/100 of a share of Series A junior participating preferred stock has designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a share of common stock.

The rights are not exercisable until the "distribution date" as defined in the certificate of designation for the Series A junior participating preferred stock. The rights will expire on June 1, 2011, unless the rights are earlier redeemed or exchanged by us. Each share of Series A junior participating preferred stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, dissolution or winding down, the holders of the Series A junior participating preferred stock would be entitled to a minimum preferential liquidation payment of $100 per share, but would be entitled to receive an aggregate payment equal to 100 times the payment made per share of common stock. Each share of Series A junior participating preferred stock will have 100 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series A junior participating preferred stock will be entitled to receive 100 times the amount of consideration received per share of common stock. Because of the nature of the Series A junior participating preferred stock dividend and liquidation rights, the value of 1/100 of a share of Series A junior participating preferred stock should approximate the value of one share of common stock. The Series A junior participating preferred stock ranks junior to the Series B convertible preferred stock and would rank junior to any other series of preferred stock. Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder, including, without limitation, the right to vote or to receive dividends.

Series B Convertible Preferred Stock

In January 2002, our board of directors, pursuant to its authority as described above, authorized 40,000 shares of Series B convertible preferred stock. In connection with a strategic alliance with Enzon Pharmaceuticals, Inc., we entered into a preferred stock purchase agreement pursuant to which we sold to Enzon and Enzon purchased from us 40,000 shares of non-voting Series B convertible preferred stock at a purchase price of $1,000 per share for an aggregate purchase price of $40,000,000. A certificate of designation filed with the Secretary of State of the State of Delaware sets forth the rights, privileges and preferences of the Series B convertible preferred stock. Pursuant to the certificate of designation, the Series B convertible preferred stock does not have voting rights. The Series B convertible preferred stock is convertible, in whole or in part, into that number of shares of our common stock equal to the quotient of $1,000 per share divided by the conversion price. The "conversion price" shall initially be equal to $22.79 per share or 125% of the closing price and at no time can the Series B convertible preferred stock convert into shares of common stock at a discount to the closing price. The "closing price" equals $18.23 per share and was based upon the average of our closing bid prices as listed on The Nasdaq National Market for the 20 trading days preceding the date of the closing of the transaction.

6.

The Series B convertible preferred stock is convertible at the option of the holder after the first anniversary of the original issuance of the Series B convertible preferred stock, which was January 7, 2002, or, if earlier, upon a "change in control" (as defined in the certificate of designation). Except with respect to an automatic conversion as described below, the conversion price shall be equal to 125% of the closing price until the third anniversary of the original issue date of the Series B convertible preferred stock, which will be January 7, 2004. Upon the third anniversary of the original issue date, the conversion price shall be adjusted to be equal to either (i) the closing price, in the event that the average of the closing bid prices of our common stock as quoted on The Nasdaq National Market for the 20 trading days preceding the third anniversary of the original issuance (the "Future Price") is less than or equal to the closing price; (ii) the Future Price (as defined above) if the Future Price is greater than the closing price but less than 125% of the closing price; or (iii) 125% of the closing price if the Future Price is equal to or greater than 125% of the closing price.

To the extent not previously converted, the Series B convertible preferred stock will automatically convert into shares of our common stock, based on the then effective conversion price, upon the earliest of (i) the fourth anniversary of the original issue date; (ii) immediately prior to an "asset transfer" or "acquisition" (as defined in the certificate of designation); or (iii) with the consent of the holders of a majority of the then outstanding Series B convertible preferred stock immediately prior to our liquidation, dissolution or winding up. In the event of an automatic conversion pursuant to an asset transfer, acquisition or liquidation, the adjustment mechanism described above will be applied immediately prior to the automatic conversion.

In the event of our liquidation, dissolution or winding down, either voluntary or involuntary, following the payment of any distributions due the holders of any class of capital stock or series of preferred stock that ranks senior to the Series B convertible preferred stock, the holders of the Series B convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of any of our assets or surplus funds to the holders of our common stock or any class of capital stock or series of preferred stock that does not rank senior to or on parity with the Series B convertible preferred stock, an amount per share (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to the Series B convertible preferred stock) equal to up to $1,000.

Additional Preferred Stock

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

  •
  the title and stated value;

  •
  the number of shares we are offering;

  •
  the liquidation preference per share;

  •
  the purchase price;

  •
  the dividend rate, period and payment date and method of calculation for dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

  •
  the procedures for any auction and remarketing, if any;

  •
  the provisions for a sinking fund, if any;

7.

  •
  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

  •
  any listing of the preferred stock on any securities exchange or market;

  •
  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

  •
  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

  •
  voting rights, if any, of the preferred stock;

  •
  preemption rights, if any;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  whether interests in the preferred stock will be represented by depositary shares;

  •
  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

  •
  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock, whether pursuant to this offering or otherwise, could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of common stock.

Registration Rights

As of the date hereof, AFAC Equity L.P. has the right to include 72,419 shares of our common stock purchased pursuant to purchase agreements in certain public offerings of our common stock for our account or the account of other security holders, for registration in certain registration statements filed by us with the SEC. AFAC Equity L.P. has included 72,419 shares of our common stock for registration in a shelf registration statement filed with the SEC on September 17, 2003 with respect to the resale of our 3% convertible subordinated notes due in June 2010 and the common stock issuable upon the conversion of the notes. We are required to pay all expenses in connection with such registration. Enzon has the right to require

8.

us to register shares of our common stock issued upon conversion of the Series B convertible preferred stock issued pursuant to the purchase agreement relating to its equity investment. We are required to pay all expenses in connection with such registration. Pfizer has the right to include shares of our common stock purchased pursuant to the purchase agreement relating to its equity investment in the first firmly underwritten public offering of our common stock effected after January 18, 2000. We are required to pay all expenses in connection with such registration, excluding the fees of counsel for Pfizer. Baxter has the right to include shares of our common stock purchased pursuant to the purchase agreement relating to its equity investment in any firmly underwritten public offering of our common stock effected prior to March 1, 2004. We are required to pay all expenses in connection with such registration, excluding fees of counsel for Baxter.

We filed a shelf registration statement on September 17, 2003, with respect to the resale of our 3% convertible subordinated notes due in June 2010 and the common stock issuable upon conversion of the notes. We will pay all expenses in connection with such registration.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents.

Rights Plan

We are subject to certain anti-takeover provisions under our share purchase rights plan. The rights issued and issuable pursuant to our share purchase rights plan trade with our common stock and are not currently exercisable. Under certain circumstances, the rights initially become exercisable for 1/100 share of our Series A junior participating preferred stock. The plan also provides that:

  •
  if a third party acquires more than 20% of our common stock, the rights holders, other than the third party, would have the right to purchase a certain number of shares of our common stock at a discount;

  •
  if we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, the rights holders would have the right to acquire a certain number of shares of the common stock of the acquiring company at a discount; or

  •
  our board of directors may, under certain circumstances, exchange each right, other than those held by such third party, for one share of our common stock.

The provisions described above may discourage, delay or prevent a third party from acquiring us. These provisions may also discourage, delay or prevent a third party from acquiring a large portion of our securities, or initiating a tender offer or proxy contest, even if our stockholders might receive a premium for their shares in the acquisition over then current market prices.

Certificate of Incorporation

Our certificate of incorporation provides for our board of directors to be divided into three classes, with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Stockholders have no cumulative voting rights, and the stockholders representing a majority of the shares of common stock outstanding are able to elect all of the directors.

Our certificate of incorporation also requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing and that the stockholders may amend our bylaws or adopt new bylaws, only by the affirmative vote of 66 2/3% of the outstanding voting securities. A special meeting of the stockholders may be called by our Chairman, our Chief Executive Officer, a resolution adopted by a majority of the total number of authorized directors or stockholders owning 10% or more of the outstanding voting capital stock. These provisions may have the effect of delaying, deferring or preventing a change in control.

9.

The classification of our board of directors and lack of cumulative voting will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies of our board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control.

These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy rights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, such provisions also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

  •
  prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

10.

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines "interested stockholder" as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Certain Transactions

Our bylaws provide that we will indemnify our directors and officers, employees and other agents to the fullest extent permitted by Delaware law. We are also empowered under our bylaws to enter into indemnification contracts with our directors and officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition, our certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief that will remain available under Delaware law. In addition, each director will continue to be subject to liability for (i) breach of the directors duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) violating Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Transfer Agent and Registrar

Mellon Investor Services LLC is the transfer agent and registrar for our common stock. Mellon Investor Services's address is 235 Montgomery Street, 23rd Floor, San Francisco, CA 94104 and telephone number is (415) 743-1422.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

11.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

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  the title;

  •
  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

  •
  the maturity date;

  •
  the principal amount due at maturity, and whether the debt securities will be issued with original issue discount;

  •
  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

  •
  the place where payments will be payable;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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  whether we will be restricted from incurring any additional indebtedness or issuing additional securities;

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  a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

  •
  information describing any book-entry features;

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  provisions for a sinking fund purchase or other analogous fund, if any;

  •
  any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amount with respect to any debt security;

  •
  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, any other of our securities or securities of a third party. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, any other of our securities or securities of a third party that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours to or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

  •
  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

  •
  if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

13.

  •
  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

  •
  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

14.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the indenture;

  •
  to comply with the provisions described above under "Consolidation, Merger or Sale;"

  •
  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

  •
  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

  •
  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of the series of debt securities;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  maintain paying agencies;

15.

  •
  hold monies for payment in trust;

  •
  recover excess money held by the debenture trustee;

  •
  compensate and indemnify the debenture trustee; and

  •
  appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.

16.

Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur and do not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K.

17.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreement and warrants may be modified;

  •
  federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

18.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it

19.

receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers or because they are legally required to do so. They are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

In certain circumstances, we may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. They are not obligated to do so under the terms of the securities. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

A global security is a security which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

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  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

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  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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  if we notify any applicable trustee that we wish to terminate that global security; or

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  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The prospectus supplement will describe the terms of the offering of the securities, including:

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  the name or names of any underwriters, if any;

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  the purchase price of the securities and the proceeds we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any initial public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

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Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on The Nasdaq National Market may engage in passive market making transactions in the securities on The Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Cooley Godward LLP, Palo Alto, California. As of the date of this prospectus, certain partners and associates of Cooley Godward LLP own an aggregate of 3,000 shares of our common stock.

EXPERTS

Ernst & Young LLP, our independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock, preferred stock, debt securities and/or warrants that we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities that we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

We are subject to the information and reporting requirements of the Exchange Act of 1934, under which we file periodic reports, proxy statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and the SEC's Regional offices located at 5670 Wilshire Boulevard, Los Angeles, California 90036 or on the Internet at www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the SEC at 800-SEC-0330 for further information about the Public Reference Room. These reports, proxy and information statements and other information may also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

We are "incorporating by reference" specified documents that we file with the SEC, which means:

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  incorporated documents are considered part of this prospectus;

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  we are disclosing important information to you by referring you to those documents; and

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  information that we file in the future with the SEC automatically will update and supersede earlier information in or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below and any documents that we file in the future with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering of the notes (other than current reports furnished under Item 9 or Item 12 of Form 8-K):

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  our annual report on Form 10-K for the fiscal year ended December 31, 2002, as amended;

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  our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003;

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  the description of our common stock set forth in our Registration Statement on Form 8-A, as amended; and

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  our current reports on Form 8-K filed on January 23, 2003, April 22, 2003, June 23, 2003, June 27, 2003, July 2, 2003, July 31, 2003 and August 6, 2003 (other than reports or portions of such reports furnished under Item 9 or Item 12 of Form 8-K).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Nektar Therapeutics
150 Industrial Road
San Carlos, California 94070
(650) 631-3100
Attention: Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

25.

9,500,000 Shares

Nektar Therapeutics

Common Stock

PROSPECTUS SUPPLEMENT

March 8, 2004

LEHMAN BROTHERS

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Nektar Therapeutics
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ABOUT THIS PROSPECTUS
NEKTAR THERAPEUTICS
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